Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-000000) pertaining to the: 1) Amicus Therapeutics, Inc. Amended and Restated 2007 Equity Incentive Plan and 2) Amicus Therapeutics, Inc. 2007 Director Option Plan of our report dated February 4, 2009, with respect to the consolidated financial statements of Amicus Therapeutics, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2008 filed with the Securities and Exchange Commission.
MetroPark, New Jersey
February 4, 2009